UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2004

NETWORKS ASSOCIATES, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware (State or other jurisdiction of incorporation)	77-0316593 I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 988-3832

Item 4. Change in Registrant’s Certifying Accountant.

(a) Previous independent accountants

(i) In February 2004, our audit committee commenced a process to request and consider proposals from certain of the large national accounting firms to serve as independent accountants for the Registrant. PricewaterhouseCoopers (“PWC”) was dismissed as Networks Associates, Inc.’s (the “Registrant’s”) independent accountants on March 9, 2004. The audit committee has authorized, effective March 10, 2004, the engagement of Deloitte & Touche LLP (“Deloitte”) as its independent accountants to audit the Registrant’s financial statements for the year ended December 31, 2004.

(ii) Authorization of the change in the Registrant’s independent accountants from PWC to Deloitte was made by the Audit Committee of the Registrant’s Board of Directors.

(iii) PWC’s reports on the Registrant’s consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(iv) During the two-year period ended December 31, 2003 and through March 9, 2004 the Registrant did not have any disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their report on the financial statements for such years.

(v) Except as related to the events described below, during the Registrant’s two fiscal years ended December 31, 2003 and through March 9, 2004, there were no “reportable events” (hereinafter defined) requiring disclosure pursuant to Section 229.304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.

     As more fully described in the Registrant’s 2003 Form 10-K and Form 8-K filed with the SEC on March 9, 2004:

     During the Registrant’s preparation and analysis of its 2003 consolidated financial statements, the Registrant identified and reported to PWC and its audit committee required corrections to previously reported or announced financial information relating to the Registrant’s recording of international deferred revenue and of a $2 million manual journal entry. These corrections required restatement of previously reported first, second and third quarter 2003 quarterly information and adjustment of previously announced fourth quarter 2003 and full year 2003 information, with the aggregate impact on 2003 revenues being an increase of $3.8 million. In evaluating these corrections, PWC determined and reported to our audit committee that the underlying control issues should be considered a material weakness under standards established by the Public Company Accounting Oversight Board and the Registrant should institute additional related control procedures. The Registrant’s audit committee has discussed the foregoing with PWC, and the Registrant has bolstered internal controls around the recognition of international revenues as part of its quarterly financial closing process and the manual journal entry process. The Registrant is also in the process of initiating additional internal control procedures to address the identified weaknesses, including the hiring of additional personnel, determining how to automate revenue recognition calculations so as to limit the number of manual adjustments, and engaging in additional testing of its control processes and procedures.

The Registrant has authorized PWC to respond fully to the inquiries of Deloitte concerning the subject matter of each of the above matters.

(vi) The Registrant has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from PWC dated March 11, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants

As indicated above, on March 10, 2004, the Registrant authorized the engagement of Deloitte as its independent accountants. During the two fiscal years ended December 31, 2003 and through March 10, 2004, neither the Registrant nor anyone on its behalf consulted Deloitte regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, nor has Deloitte provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

     16.1 Letter from PricewaterhouseCoopers pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.
Dated: March 11, 2004	By:	/s/ Stephen C. Richards
Stephen C. Richards
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibits.

     16.1 Letter from PricewaterhouseCoopers pursuant to Item 304(a)(3) of Regulation S-K.